United States Securities and Exchange Commission

Washington, DC 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]       Preliminary Proxy Statement

[ ]       Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]       Definitive Proxy Statement

[X]       Definitive Additional Materials

[ ] Soliciting Material Pursuant to Rule 14a-12

Federated Global Allocation Fund

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]       No fee required.

[ ]       Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1.	Title of each class of securities to which transaction applies:
2.	Aggregate number of securities to which transaction applies:
3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
4.	Proposed maximum aggregate value of transaction:
5.	Total fee paid:

[ ]       Fee paid previously with preliminary proxy materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)       Amount Previously Paid:

____________________________________________________________

2)       Form, Schedule or Registration Statement No.:

____________________________________________________________

3)       Filing Party:

____________________________________________________________

4)       Date Filed:

____________________________________________________________

PROXY LITE MESSAGE
FEDERATED ABSOLUTE RETURN FUND

“Hi, this call is being made on behalf of the Federated Absolute Return Fund regarding a special meeting of shareholders scheduled for April 25, 2019.

There is an important proposal being put in front of our shareholders and your participation in this vote is very important.

As a shareholder your participation in the vote is urgently requested. You can vote now by pressing 1 and you will be connected to a Broadridge proxy specialist who can walk you through the process of the vote. Or, if you are receiving this message as a recording you can vote now by dialing 844-749-3635 to be connected. That number again is 844-749-3635.

You have also received proxy materials by mail or email, which can be used to vote via the internet, touch-tone phone or returned in the mail.

Acting now, preempts additional cost for outreach. It will also ensure that you will not receive any additional solicitation.

Please vote, your vote is important regardless of the number of shares you own.

Thank you for your time and most importantly, thank you for your vote.”